Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1) and related Prospectus of Arotech Corporation for the registration of 26,925,071 shares of its common stock and to use therein of our reports dated March 30, 2006, with respect to the consolidated financial statements and schedule of Arotech Corporation, in the Registration Statement and related Prospectus.

/s/ Kost, Forer, Gabbay & Kasierer
Kost, Forer, Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
May 1, 2006